To The Shareholders and Board of Trustees
Satuit Capital Micro Cap Fund:

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Satuit Capital Microcap Fund, as of October 31, 2001, the related statement of operations, the statement of changes in net assets, and the financial highlights for the period of December 12, 2000 (commencement of operations) through October 31, 2001. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments and cash held as of October 31, 2001 by correspondence with the custodian and broker. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Satuit Capital Microcap Fund as of October 31, 2001, the results of their operations, the changes in their net assets, and their financial highlights for the period of December 12, 2000 (commencement of operations) through October 31, 2001, in conformity with accounting principles generally accepted in the United States of America.




McCurdy & Associates CPA's, Inc.
Westlake, Ohio
November 28, 2001